Exhibit 10.5(b)

SECOND AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT LETTER AGREEMENT (this “Amendment”) is made and entered into effective as of June 30, 2008 by and between HELIX BIOMEDIX, INC., a Delaware corporation (“Helix”), and ROBIN L. CARMICHAEL (“Employee”).

RECITALS

WHEREAS, Helix and Employee entered into a letter agreement dated October 8, 2007, as amended (the “Agreement”); and

WHEREAS, Helix and Employee wish to further amend the Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective May 15, 2008, Employee’s annual base salary shall be increased to $225,000.00.

2. The first sentence of the second paragraph of Section 5 of the Agreement is hereby amended and restated in its entirety as follows:

“In addition, subject to approval by the Board of Directors, you shall be eligible to receive an option to purchase an additional 100,000 shares of the Company’s common stock with an exercise price equal to the fair market value on the date of grant, which option shall vest as follows: (i) if the Company recognizes Net Revenue (as defined below) of at least $1.0 million but less than $1.25 million in 2008, an aggregate of 25,000 shares shall vest and become exercisable; (ii) if the Company recognizes Net Revenue of at least $1.25 million but less than $1.5 million in 2008, an aggregate of 75,000 shares shall vest and become exercisable; and (iii) if the Company recognizes Net Revenue of at least $1.5 million in 2008, an aggregate of 100,000 shares shall vest and become exercisable.”

3. The parties hereto hereby acknowledge the continuing effect of the Agreement except as specifically modified by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

HELIX BIOMEDIX, INC.		EMPLOYEE:

/s/ R. Stephen Beatty		/s/ Robin L. Carmichael
By:	R. Stephen Beatty President and CEO	Robin L. Carmichael